[Aetna Letterhead]
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                                       151 Farmington Avenue
                                       Hartford, CT  06156



                                       Julie E. Rockmore
                                       Counsel
                                       Law Division, RE4A
                                       Investments & Financial Services
                                       (860) 273-4686
                                       Fax:  (860) 273-8340

April 17, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:      Aetna Insurance Company of America and its Variable
         Annuity Account I
         Post-Effective Amendment No. 9 to Registration Statement on
         Form N-4
         Prospectus Title: Aetna Insurance Company of America Growth Plus Group and Individual Deferred Variable Annuity Contracts
         File Nos.:  33-80750 and 811-8582

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Insurance Company of America, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 9. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore